EXECUTION COPY
AMENDMENT NO. 1 TO 5-YEAR CREDIT AGREEMENT
Dated as of July 10, 2013
to
CREDIT AGREEMENT
Dated as of April 13, 2012
THIS AMENDMENT NO. 1 TO 5-YEAR CREDIT AGREEMENT (“Amendment”) is made as of July 10, 2013 (the “Effective Date”) by and among Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Financial Services, Inc., a Delaware corporation and Harley-Davidson Financial Services Canada, Inc., a corporation organized under the laws of Canada (collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), under that certain 5-Year Credit Agreement dated as of April 13, 2012 by and among the Borrowers, the Lenders and the Administrative Agent (as amended prior to the date hereof, the “Credit Agreement”). Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.
1.Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    The definition of “Agreed Currencies” appearing in Section 1.1 of the Credit Agreement is amended to delete the reference to “, Canadian Dollars” appearing therein.
(b)    The definition of “Alternate Base Rate” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(c)    The definition of “Applicable Agreed Currency” appearing in Section 1.1 of the Credit Agreement is amended to delete the reference to “Canadian Dollars,” appearing therein.

CH1 7723948v.8

(d)    The definition of “Business Day” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing in clause (ii) thereof.
(e)    The definition of “CDOR Loan” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(f)    The definition of “Interest Period” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or the applicable U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(g)    The definition of “LIBOR” appearing in Section 1.1 of the Credit Agreement is amended to (i) delete all references to “British Bankers’ Association Interest Settlement Rate” appearing therein and to replace each such reference with the word “rate”, (ii) delete the reference to “(i)” in the proviso thereof and (iii) delete all of clause (ii) of the proviso thereof as well as the “, and” immediately preceding such clause (ii) of the proviso thereof.
(h)    The definition of “Required Syndicated Canadian Banks” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(i)    The definition of “Syndicated Canadian Advance” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(j)    The definition of “Syndicated Canadian Borrowing” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower pursuant to Section 2.2 and the Syndicated Canadian Addendum” at the end of the sentence and immediately before the period therein.
(k)    The definition of “Syndicated Canadian Loan” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(l)    The definition of “Syndicated Canadian Note” appearing in Section 1.1 of the Credit Agreement is amended to (i) add the phrase “or a U.S. Borrower” immediately following the first reference therein to “Canadian Borrower”, (ii) add the phrase “or such U.S. Borrower, as applicable,” immediately following the second reference therein to “Canadian Borrower” and (iii) add the phrase “or such U.S. Borrower, as applicable” immediately following the third reference therein to “Canadian Borrower”.
(m)    The definition of “Syndicated Canadian Pro Rata Share” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “and the U.S. Borrowers” immediately following the reference to “Canadian Borrower” in clause (B) of the proviso therein.
(n)    Clause (ii) of Section 2.1 of the Credit Agreement is amended to delete the phrase “Syndicated Global Loans in Canadian Dollars,” appearing therein.
(o)    Subsection (A) of Section 2.2 of the Credit Agreement is amended to (i) add the phrase “and the U.S. Borrowers” immediately following the reference to “Canadian Borrower” appearing in the first and second sentences thereof, (ii) delete the reference to “, Eurocurrency Rate Loans” appearing

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in the third parenthetical in the first sentence thereof, (iii) delete the reference to “and Syndicated Global Loans” appearing in the proviso at the end of the first sentence thereof and (iv) restate the third sentence thereof in its entirety to read as follows:
On the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum), the outstanding principal balance of the Syndicated Canadian Loans (i) made to the Canadian Borrower shall be paid in full by the Canadian Borrower and (ii) made to the U.S. Borrowers shall be paid in full by the applicable U.S. Borrowers and, in each case, prior to the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum), prepayments of the Syndicated Canadian Loans (i) made to the Canadian Borrower shall be made by the Canadian Borrower and (ii) made to the U.S. Borrowers shall be made by the applicable U.S. Borrowers, in each case if and to the extent required in Section 2.3(B).
(p)    Subsection (B) of Section 2.2 of the Credit Agreement is amended to (i) add the phrase “or a U.S. Borrower” immediately following the first reference therein to “Canadian Borrower” and (ii) add the phrase “or such U.S. Borrower, as applicable,” immediately following the second and third references to “Canadian Borrower” appearing therein.
(q)    Subsection (F) of Section 2.2 of the Credit Agreement is amended to add the phrase “and the U.S. Borrowers” immediately following the reference to “Canadian Borrower” appearing in the third sentence thereof.
(r)    Subsection (A) of Section 2.3 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower, as applicable,” immediately following the reference to “Canadian Borrower” appearing therein.
(s)    Clause (i) of Subsection (B) of Section 2.3 of the Credit Agreement is amended to (i) add the phrase “and/or one or more U.S. Borrowers” immediately following the reference to “Canadian Borrower” appearing therein and (ii) add the phrase “made to it” immediately after the phrase “prepay the Syndicated Canadian Loans” appearing therein.
(t)    Clause (ii) of Subsection (B) of Section 2.3 of the Credit Agreement is amended to restate the first sentence thereof in its entirety to read as follows:
If at any time, other than as a result of fluctuations in currency exchange rates, the Dollar Amount of all Canadian Swing Line Loans denominated in Canadian Dollars and Syndicated Canadian Loans denominated in Canadian Dollars exceeds the Canadian Dollar Sublimit, the applicable Borrowers (as determined by Harley) shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay such Canadian Swing Line Loans or Syndicated Canadian Loans (subject to Section 3.4) in an aggregate amount such that after giving effect thereto the Dollar Amount of all remaining Canadian Swing Line Loans and Syndicated Canadian Loans, in each case to the extent denominated in Canadian Dollars, is less than or equal to the Canadian Dollar Sublimit.
(u)    Clause (iii) of Subsection (B) of Section 2.3 of the Credit Agreement is amended to restate the reference to “the Dollar Amount of all Canadian Swing Line Loans, Syndicated Canadian Loans and Syndicated Global Loans” appearing in clause (b) thereof and appearing in clause (w) thereof to read as follows in each case: “the Dollar Amount of all Canadian Swing Line Loans and Syndicated Canadian Loans”.

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(v)    Clause (a) of Section 2.4 is amended to (i) add the phrase “or any U.S. Borrower” immediately following the first reference therein to “Canadian Borrower”, (ii) add the phrase “or such U.S. Borrower” immediately following the second reference therein to “Canadian Borrower” and (iii) add the phrase “and the U.S. Borrowers” immediately following the third reference therein to “Canadian Borrower”.
(w)    Clause (b) of Section 2.5 of the Credit Agreement is amended to (i) add the phrase “or Dollars, as applicable” immediately following the phrase “in funds immediately available in Canadian Dollars” appearing therein and (ii) add the phrase “or the applicable U.S. Borrower” immediately following the reference to “Canadian Borrower” appearing therein.
(x)    Clause (a) of Section 2.6 of the Credit Agreement is amended to (1) delete the second sentence of subsection (i) thereof, (2) add the phrase “or the applicable U.S. Borrower” after the phrase “The Canadian Borrower” appearing in subsection (ii) thereof, (3) delete the phrase “or Canadian Dollars” appearing in the second sentence of subsection (ii) thereof and (4) add the phrase “, plus the Floating Rate Margin” immediately before the period at the end of the fourth sentence of subsection (ii) thereof.
(y)    Section 2.7 of the Credit Agreement is amended to add the phrase “or a U.S. Borrower” after the phrase “the Canadian Borrower” appearing therein.
(z)    Clause (C) of Section 2.8 of the Credit Agreement is amended to delete the phrase “or Canadian Dollars” appearing in the proviso thereof.
(aa)    Clause (b) of Section 2.9.2 of the Credit Agreement is amended to (i) delete the phrase “or Eurocurrency Rate Loans” appearing in the last sentence thereof and (ii) restate the second sentence thereof in its entirety to read as follows:
All Canadian Swing Line Loans made to the Borrowers shall be Canadian Prime Rate Loans or CDOR Loans.
(bb)    Clause (d) of Section 2.9.2 of the Credit Agreement is amended to delete the phrase “, if such Canadian Swing Line Loans were made to the Canadian Borrower,” appearing therein.
(cc)    Clause (b) of Section 8.3 of the Credit Agreement is hereby amended to add the phrase “the U.S. Borrowers,” immediately after the phrase “the Canadian Borrower,” appearing therein.
(dd)    The first table of Schedule I of the Credit Agreement entitled “U.S. Borrower – Syndicate Borrowing – US or IBF Nassau” is amended to (i) restate the title thereof in its entirety to read as “U.S. Borrower – Syndicated Global Loans – US or IBF Nassau” and (ii) delete the row titled “Canadian $” appearing therein.
(ee)    The second table of Schedule I of the Credit Agreement entitled “Canadian Borrower – Syndicate Borrowings in Canada” is amended to (i) restate the title thereof in its entirety to read as “Canadian Borrower or U.S. Borrowers – Syndicated Canadian Loans” and (ii) delete the row entitled “C$ LIBOR” appearing therein.
(ff)    The first table of Schedule II of the Credit Agreement entitled “US Borrower – Swing Line Borrowing” is amended to (i) delete the row entitled “Canadian $ in

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U.S.” (including the reference to “C$ LIBOR” therein) appearing therein and (ii) add the following row immediately after the row entitled “C$ Prime” appearing therein:

CDOR	less than 30 days	same day/12 noon Toronto	C$500m/100m	notice day	Not applicable

2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by each Borrower, the Required Lenders, each Syndicated Canadian Bank and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) such other instruments, documents and legal opinions as are reasonably requested by the Administrative Agent and (iii) payment and/or reimbursement of the reasonable fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable fees and expenses of one U.S. counsel and one Canadian counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents.
3.    Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

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5.    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to banks.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HARLEY-DAVIDSON, INC.,
as a U.S. Borrower

By:____________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.,
as a U.S. Borrower

By:____________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC.,
as the Canadian Borrower

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent and Global Swing Line Lender

By:____________________________________
Name: Richard W. Duker
Title: Managing Director

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Syndicated Canadian Bank

By:__________________________________
Name: Richard W. Duker
Title: Managing Director

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

CITIBANK, N.A.,
as a Lender

By:____________________________________
Name:
Title:

CITIBANK, N.A., CANADIAN BRANCH,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:____________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

BMO HARRIS BANK N.A.,
as a Lender

By:____________________________________
Name:
Title:

BMO HARRIS BANK N.A.,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

MIZUHO CORPORATE BANK, LTD., NEW YORK BRANCH,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

THE BANK OF NEW YORK MELLON,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

FIFTH THIRD BANK,
as a Lender

By:____________________________________
Name:
Title:

FIFTH THIRD BANK,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

GOLDMAN SACHS BANK USA,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

TORONTO DOMINION BANK (NEW YORK) LLC,
as a Lender

By:____________________________________
Name:
Title:

THE TORONTO-DOMINION BANK,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

THE NORTHERN TRUST COMPANY,
as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of April 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson, Inc., Harley-Davidson Financial Services, Inc. and Harley-Davidson Financial Services Canada, Inc. (collectively, the “Borrowers”), the Lenders and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of July 10, 2013 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Support Agreement (in the case of Harley), the Guarantee (in the case of the Guarantors) and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated July 10, 2013
[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:___________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC.

By:___________________________________
Name:
Title:

HARLEY-DAVIDSON CREDIT CORP.

By:___________________________________
Name:
Title:

Signature Page to Consent and Reaffirmation to Amendment No. 1
5-Year Credit Agreement dated as of April 13, 2012
Harley-Davidson, Inc. et al

EXECUTION COPY
AMENDED AND RESTATED SYNDICATED CANADIAN ADDENDUM
FOR CANADIAN BORROWINGS
AMENDED AND RESTATED SYNDICATED CANADIAN ADDENDUM (the “Addendum”) dated as of July 10, 2013 to the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Canadian Borrower, the Global Administrative Agent (as defined below) and the Syndicated Canadian Banks entered into the Syndicated Canadian Addendum dated as of April 13, 2012 (as previously amended, modified or supplemented, the “Previous Addendum”);
WHEREAS, Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Financial Services, Inc., a Delaware corporation and the Canadian Borrower (collectively, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Global Administrative Agent”), are party to the Credit Agreement (as defined below), pursuant to which such Lenders have agreed to make certain Loans and other financial accommodations to the Borrowers thereunder;
WHEREAS, the Borrowers, the Lenders party thereto and the Global Administrative Agent have entered into the Amendment No. 1 to 5-Year Credit Agreement made as of the date hereof, to amend the Credit Agreement in certain respects; and
WHEREAS, the Borrowers are entering into this Addendum with the Global Administrative Agent and the Syndicated Canadian Banks to amend and restate the Previous Addendum and to facilitate the Syndicated Canadian Banks extending credit to the Borrowers in connection with the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Definitions
Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. As used in this Addendum, the following terms shall have the meanings specified below:
“BA Discount Rate” means, with respect to an issue of Bankers’ Acceptances with the same maturity date, (a) for a Syndicated Canadian Bank which is a Schedule I Lender, the average CDOR Rate for the appropriate term and (b) for a Syndicated Canadian Bank which is not a Schedule I Lender, the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the actual discount rates for Bankers’ Acceptances for such term accepted by the Schedule II Reference Banks established in accordance with their normal practices at or about 10:00 a.m. (Toronto time) on the date of issuance but not to exceed the actual rate of discount applicable to Bankers’ Acceptances established pursuant to clause (a) for the same Bankers Acceptance issue plus 10 basis points per annum.

CH1 7725199v.6

“BA Equivalent Loan” means a Loan made to any Borrower by a Non BA Lender evidenced by a Discount Note.
“Bankers’ Acceptance” means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by any Borrower and accepted by a Syndicated Canadian Bank and includes a Discount Note.
“Bankers’ Acceptance Advance” means an Advance by way of Bankers’ Acceptance Loans.
“Bankers’ Acceptance Loan” means a borrowing by way of the issuance of Bankers’ Acceptances.
“Bankers’ Acceptance Proceeds” means, for any Bankers’ Acceptance issued hereunder, an amount calculated on the applicable date that such Bankers’ Acceptance is accepted by multiplying:
the face amount of the Bankers’ Acceptance
by
the quotient obtained by dividing:
one
by
the sum of one plus the product of:
the BA Discount Rate applicable to the Bankers’ Acceptance; and
a fraction, the numerator of which is the number of days in the applicable Interest Period and the denominator of which is 365 with the quotient being rounded up or down to the fifth decimal place and .00005 being rounded up.
“Canadian Borrower” means Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada, together with its successors and permitted assigns.
“CDOR Rate” means, on any day, with respect to a particular term as specified herein, the annual rate of discount or interest which is the arithmetic average of the discount rates for such term applicable to Canadian Dollar bankers’ acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Global Administrative Agent after 10:00 a.m. to reflect any error in any posted rate or in the posted average annual rate). If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates for such term applicable to Canadian Dollar bankers’ acceptances of, and as quoted by, the Schedule I Reference Banks, as of 10:00 a.m. on that day, or if that day is not a Business Day, then on the immediately preceding Business Day.

“Credit Agreement” shall mean that certain 5-Year Credit Agreement dated as of April 13, 2012 entered into by and among Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada, Harley-Davidson Financial Services International Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation, the institutions from time to time a party thereto as Lenders, JPMorgan Chase Bank, N.A., as the Global Administrative Agent and the Global Swing Line Lender, and Citibank, N.A., in its capacity as Syndication Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Discount Note” means a non-interest bearing promissory note denominated in Canadian Dollars, issued by any Borrower to a Non BA Lender to evidence a BA Equivalent Loan, in a form to be agreed by such Non BA Lender, the applicable Borrower and the Global Administrative Agent from time to time.
“Non BA Lender” means a Syndicated Canadian Bank that cannot or does not as a matter of policy issue Bankers’ Acceptances.
“Schedule I Lender” means any Syndicated Canadian Bank named on Schedule I to the Bank Act (Canada).
“Schedule I Reference Banks” means any bank or banks named on Schedule I to the Bank Act (Canada) as may be agreed from time to time by the Global Administrative Agent and the Borrowers.
“Schedule II Lender” means any Syndicated Canadian Bank named on Schedule II or Schedule III to the Bank Act (Canada).
“Schedule II Reference Banks” means JPMorgan Chase Bank, N.A., Toronto Branch and any other bank named on Schedule II or Schedule III to the Bank Act (Canada) as may be agreed from time to time by the Global Administrative Agent and the Borrowers.
“Stamping Fee” is defined in Section 2.03(m) hereof.
“Syndicated Canadian Note” means a note substantially in the form of Schedule IV attached hereto, as further defined in the Credit Agreement.
“Syndicated Canadian Pro Rata Share” means, with respect to any Syndicated Canadian Bank, the percentage obtained by dividing (A) such Syndicated Canadian Bank’s Syndicated Canadian Commitment (in each case, as adjusted from time to time in accordance with the provisions hereof and of the Credit Agreement) by (B) the aggregate amount of the Syndicated Canadian Commitments.
Terms Generally. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.
ARTICLE 2
The Credits

Syndicated Canadian Loans.
This Addendum (as the same may be amended, restated, waived, supplemented or otherwise modified from time to time) is the “Syndicated Canadian Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by this Addendum. The Syndicated Canadian Banks party to this Addendum are set forth on Schedule I, as such Schedule may be amended or supplemented from time to time by the Global Administrative Agent. For purposes of this Addendum, “Syndicated Canadian Loans” shall include Bankers’ Acceptance Loans made pursuant to Section 2.03 hereof.
Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Syndicated Canadian Loans under this Addendum are set forth on Schedule II. If Schedule II states “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Syndicated Canadian Loans made pursuant to this Addendum in respect of such item.
Any special borrowing procedures or funding arrangements for Syndicated Canadian Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Syndicated Canadian Loans made hereunder and any additional information requirements applicable to Syndicated Canadian Loans under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.
Maximum Borrowing Amounts. The Syndicated Canadian Commitment for each Syndicated Canadian Bank is set forth on Schedule I hereto.
Bankers’ Acceptances.
Subject to the terms and conditions of the Credit Agreement and this Addendum, the undersigned Borrowers shall be entitled to receive the Bankers’ Acceptance Proceeds of Bankers’ Acceptances denominated in Canadian Dollars in accordance with the provisions of Section 2.2 of the Credit Agreement and this Addendum. For the purposes of this Addendum and the Credit Agreement, the full face amount of Bankers’ Acceptances, without discount, shall be used when calculations are made to determine the amount of Syndicated Canadian Loans outstanding. Each determination by the Global Administrative Agent of the Stamping Fee, the BA Discount Rate and the Bankers’ Acceptance Proceeds shall, in the absence of manifest error, be presumed correct.
Conditions Applicable to Bankers’ Acceptances Schedule II and Schedule III set forth additional conditions applicable to Bankers’ Acceptances.
Term. Each Bankers’ Acceptance shall have an Interest Period of 30, 60, 90 or 180 days (or such other period as is consented to by each of the Syndicated Canadian Banks) commencing on a Business Day selected by the applicable Borrower, subject to availability. No Interest Period shall extend beyond the Termination Date. If such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next preceding day that is a Business Day.
Discount Rate. On each Borrowing Date on which Bankers’ Acceptances are to be accepted, the Global Administrative Agent shall advise the Borrowers as to its determination of the applicable

BA Discount Rate for the Bankers’ Acceptances which the Syndicated Canadian Banks have agreed to purchase.
Purchase. Each Syndicated Canadian Bank agrees to purchase a Bankers’ Acceptance accepted by it. Each Borrower shall sell, and such Syndicated Canadian Bank shall purchase, the Bankers’ Acceptance at the applicable BA Discount Rate. The Syndicated Canadian Bank shall provide, to the account of the Global Administrative Agent, the Bankers’ Acceptance Proceeds less the Stamping Fee payable by the applicable Borrower with respect to the Bankers’ Acceptance. The Global Administrative Agent shall make available to such Borrower, in accordance with the provisions of Section 2.5(b) of the Credit Agreement, the BA Acceptance Proceeds less the applicable Acceptance Fee with respect to each Bankers’ Acceptance purchased and each BA Equivalent Loan advanced by a Syndicated Canadian Bank on the date of such acceptance.
Sale. Each Syndicated Canadian Bank may from time to time hold, sell, rediscount, trade or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.
Power of Attorney for the Execution of Bankers’ Acceptances. To facilitate availment of the Bankers’ Acceptance Loans, each Borrower hereby appoints each Syndicated Canadian Bank as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Syndicated Canadian Bank, blank forms of Bankers’ Acceptances. In this respect, it is each Syndicated Canadian Bank’s responsibility to maintain an adequate supply of blank forms of Bankers’ Acceptances for acceptance under this Agreement. Each Syndicated Canadian Bank shall exercise the same degree of care in the custody and safekeeping of signed blank forms of Bankers’ Acceptance as it exercises in respect of its own bearer securities. Each Borrower recognizes and agrees that all Bankers’ Acceptances signed and/or endorsed on its behalf by a Syndicated Canadian Bank shall bind such Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Borrower. Each Syndicated Canadian Bank is hereby authorized to issue such Bankers’ Acceptances endorsed in blank in such face amounts as may be determined by such Syndicated Canadian Bank; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers’ Acceptances required to be accepted and purchased by such Syndicated Canadian Bank. No Syndicated Canadian Bank shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of the Syndicated Canadian Bank or its officers, employees, agents or representatives. On the repayment in full of all Obligations under the Credit Agreement or on request by any Borrower, a Syndicated Canadian Bank shall cancel all forms of Bankers’ Acceptances which have been pre-signed or pre-endorsed by or on behalf of such Borrower and which are held by such Syndicated Canadian Bank and have not yet been issued in accordance herewith. Each Syndicated Canadian Bank shall maintain a record with respect to Bankers’ Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities. Each Syndicated Canadian Bank agrees to provide such records to any Borrower at such Borrower’s expense upon request.
Execution. Drafts drawn by any Borrower to be accepted as Bankers’ Acceptances shall be signed by a duly authorized officer or officers of such Borrower or by its attorneys, including attorneys appointed pursuant to Section 2.03(g) of this Addendum. Notwithstanding that any Person whose signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for such Borrower at the time of issuance of a Bankers’ Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers’ Acceptance so signed shall be binding on such Borrower.

Issuance. The Global Administrative Agent, promptly following receipt of a notice of Syndicated Canadian Advance or Continuation/Conversion Notice in respect of Bankers’ Acceptances, shall advise the Syndicated Canadian Banks of the notice and shall advise each Syndicated Canadian Bank of the face amount of Bankers’ Acceptances to be accepted by it and the applicable Interest Period (which shall be identical for all Syndicated Canadian Banks). The aggregate face amount of Bankers’ Acceptances to be accepted by a Syndicated Canadian Bank shall be determined by the Global Administrative Agent by reference to that Syndicated Canadian Bank’s Syndicated Canadian Pro Rata Share, except that, if the face amount of a Bankers’ Acceptance which would otherwise be accepted by a Syndicated Canadian Bank would not be Cdn.$100,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Global Administrative Agent in its sole discretion to Cdn.$100,000, or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Syndicated Canadian Bank shall have outstanding Syndicated Canadian Loans in excess of such Syndicated Canadian Bank’s Syndicated Canadian Commitment outstanding immediately prior to such issuance.
Waiver of Presentment and Other Conditions. Each Borrower waives presentment for payment and any other defence to payment of any amounts due to a Syndicated Canadian Bank in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Addendum which might exist solely by reason of the Bankers’ Acceptance being held, at the maturity thereof, by the Syndicated Canadian Bank in its own right and each Borrower agrees not to claim any days of grace if the Syndicated Canadian Bank as holder sues any Borrower on the Bankers’ Acceptance for payment of the amount payable by such Borrower thereunder. On the specified maturity date of a Bankers’ Acceptance or the date of any prepayment thereof in accordance with this Addendum, if earlier, the applicable Borrower shall pay to the Syndicated Canadian Bank that has accepted such Bankers’ Acceptance the full face amount of such Bankers’ Acceptance and after such payment, such Borrower shall have no further liability in respect of such Bankers’ Acceptance (except to the extent that any such payment is rescinded or reclaimed by operation of law or otherwise) and such Syndicated Canadian Bank shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such Bankers’ Acceptance.
BA Equivalent Loans by Non BA Lenders. Whenever any Borrower requests a Bankers’ Acceptance Loan or conversion or continuation thereof under this Addendum, each Non BA Lender shall, in lieu of accepting a Bankers’ Acceptance, make a BA Equivalent Loan in an amount equal to the Non BA Lender’s Syndicated Canadian Pro Rata Share of such Bankers’ Acceptance Loan.
Terms Applicable to Discount Notes. As set out in the definition of “Bankers’ Acceptances”, that term includes Discount Notes and all terms of this Addendum and the Credit Agreement applicable to Bankers’ Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:
the term of a Discount Note shall be the same as the Interest Period for Bankers’ Acceptances accepted and purchased on the same date in respect of the same Advance;
a stamping fee will be payable by the applicable Borrower in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Stamping Fee in respect of a Bankers’ Acceptance; and
the BA Discount Rate applicable to a Discount Note shall be the BA Discount Rate applicable to Bankers’ Acceptances accepted by the Global Administrative Agent (as Lender) on the same date, in respect of the same Advance.

Stamping Fees on Bankers’ Acceptance. The applicable Borrower shall pay, in respect of each draft accepted by the Syndicated Canadian Banks as a Bankers’ Acceptance, a per annum stamping fee (the “Stamping Fee”) equal to (1) the Applicable Margin for Eurocurrency Rate Loans and CDOR Loans, changing when and as such Applicable Margin for Eurocurrency Rate Loans and CDOR Loans shall change, multiplied by (2) the face amount of such Bankers’ Acceptance, and calculated based on the number of days to maturity of such Bankers’ Acceptance divided by 365 (or, when appropriate, 366). Such Stamping Fee shall be payable in advance on the date of issuance of the Bankers’ Acceptance. Each Borrower authorizes and directs the Syndicated Canadian Banks to deduct from the Bankers’ Acceptance Proceeds of Bankers’ Acceptances purchased by such Syndicated Canadian Bank for its own account, the amount of each such Stamping Fee upon the issue of each Bankers’ Acceptance.
Depository Bills and Notes Act. At the option of any Borrower and any Syndicated Canadian Bank, Bankers’ Acceptances under this Addendum to be accepted by such Syndicated Canadian Bank may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Addendum.
Circumstances Making Bankers’ Acceptances Unavailable. If the Global Administrative Agent determines in good faith, which determination shall constitute prima facie evidence thereof, and notifies the Borrowers that, by reason of circumstances affecting the money market, there is no market for Bankers’ Acceptances, then:
the right of each Borrower to request a Bankers’ Acceptance Loan (or continuation or conversion thereof) shall be suspended until the Global Administrative Agent determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Borrowers; and
any notice relating to a Bankers’ Acceptance Loan (or continuation or conversion thereof) which is outstanding at such time shall be deemed to be a notice requesting an Advance (or continuation or conversion thereof) by way of Canadian Prime Rate Loans.
The Global Administrative Agent shall promptly notify the Borrowers and the Syndicated Canadian Banks of the suspension in accordance with this Section of the Borrowers’ right to request Bankers’ Acceptance Loans (or continuation or conversion thereof) and of the termination of any such suspension.
Prepayment. Each Borrower may pay the full face amount of a Bankers’ Acceptances to the Global Administrative Agent to be held by the Global Administrative Agent in a non-interest bearing account as collateral security for such Borrower’s obligations with respect to those Bankers’ Acceptances and after such payment, such Borrower shall have no further liability in respect of such Bankers’ Acceptance (except to the extent that any such payment is rescinded or reclaimed by operation of law or otherwise) and the Syndicated Canadian Bank that accepted such Bankers’ Acceptance shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such Bankers’ Acceptance.
Default. Immediately upon termination of the Commitments under Section 8.1(a) of the Credit Agreement, each Borrower shall pay to the Global Administrative Agent on behalf of the applicable Syndicated Canadian Banks the face amount of all Bankers’ Acceptances issued by such Borrower which have not matured, provided that, at the Global Administrative Agent’s sole discretion, such amounts may be paid to the applicable Syndicated Canadian Banks in full and absolute satisfaction of the applicable

Borrower’s reimbursement obligation in respect of such Banker’s Acceptances, or, alternatively, such amounts may be held by the Global Administrative Agent in a non-interest bearing account as collateral security for such Borrower’s obligations with respect to those Bankers’ Acceptances.
Canadian Swing Line Loans. The terms of this Addendum shall apply equally to Bankers’ Acceptance Loans made by the Global Swing Line Lender except that (i) Bankers’ Acceptances Loans will consist of loans bearing interest at the CDOR Rate and not the issuance of Bankers’ Acceptances; (ii) the CDOR Rate will be the discount rate for the term of the applicable Bankers’ Acceptance Loan as quoted by the Global Swing Line Lender; (iii) interest on Bankers’ Acceptance Loans shall be payable on the last day of the applicable Interest Period and (iv) the applicable notice requirements shall be as set out in Schedule II to the Credit Agreement.
ARTICLE 3
Representations and Warranties
Representations of the Borrowers. Each Borrower party hereto makes and confirms each representation and warranty in all material respects as of each Borrowing Date applicable to such Borrower or any of its respective Subsidiaries contained in Article V of the Credit Agreement except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date; provided, that the representations set forth in Sections 5.1.6 and 5.1.7 of the Credit Agreement shall be deemed to be made only (1) on and as of the Closing Date, (2) on and as of each date (if any) on which the Lenders agree to extend the Termination Date and (3) on and as of the effective date of any increase in the Commitments (if any) and represents and warrants to each of the Syndicated Canadian Banks that no Default or Unmatured Default has occurred and is continuing, and no Default or Unmatured Default shall arise as a result of the making of Syndicated Canadian Loans hereunder or any other transaction contemplated hereby.
ARTICLE 4
Miscellaneous Provisions
Limitation on Criminal Rates of Interest.
(a)    No Payment shall exceed Lawful Rate. Notwithstanding any other term of the Credit Agreement and this Addendum, no Borrower shall be obliged to pay any interest or other amounts under or in connection with the Credit Agreement and this Addendum in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation. In particular, no Borrower shall be obliged to pay any interest or other amounts which would result in the receipt by any Lender of interest on credit advanced at a rate in excess of the rate permitted under the Criminal Code (Canada). For purposes of this Section 4.01, “interest” and “credit advanced” have the meanings ascribed in the Criminal Code (Canada) and the “effective annual rate of interest” shall be calculated in accordance with generally accepted actuarial principles and practices.
(b)    Payment at Highest Lawful Rate. If any Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of this Section 4.01, such Borrower, as applicable, shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)    Adjustment if any Payment exceeds Lawful Rate. If any provision of the Credit Agreement or this Addendum would obligate any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, or in the case of any Borrower, would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:
firstly, by reducing the amount or rate of interest required to be paid by the applicable Borrower to the affected Lender; and
thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by such Borrower to the affected Lender where, in the case of such Borrower, such amounts would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from any Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation or in the case of such Borrower, an amount in excess of the maximum permitted under the Criminal Code (Canada), then such Borrower shall be entitled, by notice in writing to the Global Administrative Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to such Borrower. Any amount or rate of interest referred to in this Section 4.01 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption, with respect to Canadian Syndicated Loans, that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date.
Amendment; Termination.
This Addendum (including the Schedules hereto) may not be amended without the prior written consent of each Borrower, the Global Administrative Agent and the Syndicated Canadian Banks representing more than 50% of the Syndicated Canadian Commitment.
This Addendum may not be terminated without the prior written consent of the Global Administrative Agent and each Syndicated Canadian Bank party hereto and each Borrower unless there are no Syndicated Canadian Loans outstanding hereunder, in which case no such consent of the Syndicated Canadian Banks shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.
Assignments.
Sections 13.1 and 13.3 of the Credit Agreement shall apply to assignments by the Syndicated Canadian Banks of obligations, commitments and Loans hereunder; provided, however, that the Syndicated Canadian Banks may not assign any obligations, commitments or rights hereunder to any Person who is not (and does not simultaneously become) a Lender under the Credit Agreement.

Notices.
Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
if to any Borrower, at:
[INSERT BORROWER NAME]
3700 West Juneau Avenue
Milwaukee, Wisconsin 53208

Telephone No.: (414) 343-7863
Facsimile No.: (414) 343-4990
Attention: J. Darrell Thomas, Vice President and Treasurer

if to the Global Administrative Agent in respect of matters pertaining to any Borrower and its Loans, to it at:
JPMorgan Chase Bank, N.A., Toronto Branch
200 Bay Street, 18th Floor
Suite 1800
Toronto, Ontario
M5J 2J2

Telephone:    (416) 981-9235
Facsimile:    (416) 981-9128
Attention:    Account Manager

if to any Syndicated Canadian Bank, to it at its address or telecopy number set forth in Schedule I hereto or in the Assignment and Acceptance pursuant to which such Syndicated Canadian Bank became a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Addendum shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.
Applicable Law.
THIS ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
Amendment and Restatement.
Each of the parties hereto acknowledges and agrees that the Previous Addendum is amended, restated, and superseded in its entirety pursuant to the terms hereof.
* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.
HARLEY-DAVIDSON, INC.,
as a U.S. Borrower

By:____________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.,
as a U.S. Borrower

By:____________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC.,
as the Canadian Borrower

By:____________________________________
Name:
Title:

Signature Page to
Amended and Restated Syndicated Canadian Addendum

JPMORGAN CHASE BANK, N.A.,
as the Global Administrative Agent

By:__________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Syndicated Canadian Bank

By:__________________________________
Name:
Title:

Signature Page to
Amended and Restated Syndicated Canadian Addendum

CITIBANK, N.A., CANADIAN BRANCH,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to
Amended and Restated Syndicated Canadian Addendum

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH
as a Syndicated Canadian Bank

By:___________________________________
Name: Joseph Rauhala
Title: Principal Officer

Signature Page to
Amended and Restated Syndicated Canadian Addendum

BMO HARRIS BANK N.A.,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to
Amended and Restated Syndicated Canadian Addendum

FIFTH THIRD BANK,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to
Amended and Restated Syndicated Canadian Addendum

THE TORONTO-DOMINION BANK,
as a Syndicated Canadian Bank

By:___________________________________
Name:
Title:

Signature Page to
Amended and Restated Syndicated Canadian Addendum

SCHEDULE I
to Syndicated Canadian Addendum
for Canadian Borrowings

SYNDICATED CANADIAN BANK
SYNDICATED CANADIAN COMMITMENT

Syndicated Canadian Bank	Dollar Amount of Syndicated Canadian Commitment
JPMorgan Chase Bank, N.A., Toronto Branch	U.S.$55,000,000
Citibank, N.A., Canadian Branch	U.S.$55,000,000
U.S. Bank National Association, Canada Branch	U.S.$50,000,000
BMO Harris Bank N.A.	U.S.$50,000,000
Fifth Third Bank	U.S.$20,000,000
The Toronto-Dominion Bank	U.S.$20,000,000
Aggregate Syndicated Canadian Commitment	U.S.$250,000,000

SCHEDULE II
to Syndicated Canadian Addendum
for Canadian Borrowings

MODIFICATIONS
1.    Business Day Definition:
“Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Canada.
2.    Interest Payment Dates:
Interest shall be payable on each Canadian Prime Rate Loan on the last Business Day of each calendar month.
3.    Interest Periods: No change.
4.    Interest Rates: Same as Credit Agreement.
5.    Modifications to Interest Period Selection and Conversion Contained in Section 2.8:
    Same as Credit Agreement except as noted below:
Any Conversion of a Bankers’ Acceptance Loan shall be made on, and only on, the maturity date applicable thereto. In the event that a Bankers’ Acceptance Loan is to be continued as a Bankers’ Acceptance Loan, the Bankers’ Acceptance Proceeds arising from the continued Bankers’ Acceptance Loan shall be retained by the relevant Syndicated Canadian Bank to be applied by it to the face amount of the Bankers’ Acceptance maturing on the date of such advance, and each applicable Borrower shall pay to each Syndicated Canadian Bank, on such date, an amount equal to the difference between the face amount at maturity of the maturing Bankers’ Acceptance and the Bankers’ Acceptance Proceeds of the Bankers’ Acceptance to be issued. Notwithstanding anything to the contrary contained in the Credit Agreement or this Addendum, no Loan may be converted into or continued as a Bankers’ Acceptance Loan when any Default or Unmatured Default has occurred and is continuing.
6.    Other:
Additional Conditions Precedent: None.
Termination Date for Addendum: Same as Credit Agreement.
Maximum Number of Interest Periods: Same as Credit Agreement.
Prepayments and related Notices: Each Borrower shall be permitted to prepay the Syndicated Canadian Loans (other than Bankers’ Acceptance Loans) provided that notice thereof is given to the Global Administrative Agent not later than 10:00 a.m. (Toronto time) at least one (1) Business Day prior to the date of such prepayment.

If at any time any Bankers’ Acceptances are to be paid prior to their maturity, the applicable Borrower shall be required to deposit the amount of such prepayment in a cash collateral account with the Global Administrative Agent until the date of maturity of such Bankers’ Acceptances. Such cash collateral account shall be under the sole dominion and control of the Global Administrative Agent. Except as contemplated hereby, neither the applicable Borrower nor any Person claiming on behalf of such Borrower shall have any right to any of the cash in such cash collateral account. The Global Administrative Agent shall apply the cash held in such cash collateral account to the face amount of such Bankers’ Acceptances at maturity whereupon any cash remaining in such cash collateral account shall be released by the Global Administrative Agent to such Borrower.

SCHEDULE III
to Syndicated Canadian Addendum
for Canadian Borrowings

OTHER PROVISIONS

1.    Borrowing Procedures: Same as Credit Agreement, except as noted below:
Notice of Borrowing of (i) Bankers’ Acceptance Loans, (ii) conversion of outstanding Canadian Prime Rate Loans into Bankers’ Acceptances, and (iii) renewal of Bankers’ Acceptance Loan (which renewals) shall be in the same form of Loan) shall be given by the applicable Borrower to the Global Administrative Agent not later than the time specified in Schedule II to the Credit Agreement. Such notice shall also state the term applicable to such Bankers’ Acceptance.
2.    Funding Arrangements: Same as Credit Agreement.
3.    Promissory Notes: If requested by any Syndicated Canadian Bank.

SCHEDULE IV
to Syndicated Canadian Addendum
for Canadian Borrowings

Form of Syndicated Canadian Note
___________ ___, 20___
[______________], a corporation organized under the laws of [______] (the “Borrower”), promises to pay to the order of [______________] (the “Syndicated Canadian Bank”) the aggregate unpaid principal Dollar Amount of all Syndicated Canadian Loans made by the Syndicated Canadian Bank to the Borrower pursuant to Article II of the Credit Agreement hereinafter referred to (together with the Syndicated Canadian Addendum, as each of the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement), in immediately available funds on the dates and at the offices of JPMorgan Chase Bank, N.A., as Global Administrative Agent, specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Syndicated Canadian Loans in full on the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum).
The Syndicated Canadian Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Syndicated Canadian Loan and the date and amount of each principal payment hereunder.
This Note is one of the Syndicated Canadian Notes issued pursuant to, and is entitled to the benefits of, the 5-Year Credit Agreement dated as of April 13, 2012 entered into among Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Financial Services Canada, Inc., a corporation organized under the laws of Canada, Harley-Davidson Financial Services International Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation and JPMorgan Chase Bank, N.A., as the Global Administrative Agent and the Global Swing Line Lender and the institutions from time to time party thereto as Lenders, including the Syndicated Canadian Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Syndicated Canadian Note, including the terms and conditions under which this Syndicated Canadian Note may be prepaid or its maturity date accelerated. The Agreement, among other things, provides for the making of “Syndicated Canadian Loans” by the Syndicated Canadian Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Syndicated Canadian Bank’s Commitment, except as otherwise contemplated in the Agreement.
Except as otherwise provided in the Agreement, the Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

[BORROWER]
By: _____________________________
Name:
Title:

Schedule of Syndicated Canadian Loans and Payments of Principal
to
Syndicated Canadian Note of [BORROWER]
Dated ___________ ___, 20___

Date	Principal amount and currency of Syndicated Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance